UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2011

PHARMACEUTICAL PRODUCT

DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 14, 2011, Pharmaceutical Product Development, Inc. (“PPD”) entered into written confirmation for an accelerated share repurchase transaction (“ASR Agreement”) with Barclay Capital Inc., as agent for Barclays Bank PLC (“Barclays”). PPD will repurchase shares of its common stock pursuant to the ASR Agreement as part of the $350 million share repurchase program that it announced in February 2008, of which approximately $260 million remains available.

Under the ASR Agreement, on February 14, 2011 PPD paid $200 million to Barclays from cash on hand to repurchase outstanding shares of PPD common stock. Also on February 14, 2011, PPD retired 4,152,250 shares of its common stock. The specific number of shares that PPD ultimately will repurchase under the ASR Agreement will be based generally on the volume-weighted average share price of PPD common stock over a valuation period in accordance with the terms of the ASR Agreement, subject to a floor and cap provision that establishes a minimum and maximum number of repurchased shares. The minimum and maximum share number will depend upon the volume-weighted average share price of PPD’s common stock during an initial hedging period, during which Barclays will establish an initial hedge position in respect of its obligations to deliver shares under the ASR Agreement. PPD will retire the balance of the minimum number of shares at the end of the hedging period. The valuation period will begin following the completion of the hedging period and may extend into December 2011. On final settlement of the ASR Agreement, PPD may be entitled to receive additional shares of PPD common stock from Barclays, or, under certain circumstances specified in the ASR Agreement, PPD may be required to deliver shares or make a cash payment, at its option, to Barclays. In connection with this transaction, Barclays is expected to purchase PPD common stock in the open market.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase transaction, including, but not limited to, the mechanism used to determine the number of shares that will be delivered (as well as minimum and maximum share amounts), the required timing of delivery of the shares, the specific circumstances under which Barclays is permitted to make adjustments to the transaction, the specific circumstances under which the transaction may be terminated early, certain circumstances under which Barclays could be entitled to deliver fewer than the minimum number of shares (or PPD could be required to deliver shares or cash, at its option, to Barclays), and various acknowledgements, representations and warranties made by PPD and Barclays to one another. PPD plans to file a copy of the ASR Agreement as an Exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2011. The above summary is qualified in its entirety by reference to the ASR Agreement.

ITEM 2.03. CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: February 15, 2011

/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Financial Officer

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